                                     EXHIBIT 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 1997 (except with respect to the matter discussed in Notes 1 and 10, as to which the date is April 28, 1997) included in this Amendment No. 1 to Form S-2 registering 4,618,673 shares of A-FEM Medical Corporation common stock.

Portland, Oregon,
September 30, 1997                     /s/ Arthur Anderson LLP